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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07959, No. 333-42161, No. 333-72531, No.
333-59305 and No. 333-52482) and the Registration Statements on Form S-3 (No. 333-35343, No. 333-33997, No. 333-71053 and No. 333-52474) of Radiance Medical
Systems, Inc. (formerly Cardiovascular Dynamics, Inc.) of our report dated February 2, 2001, except for Note 15 as to which the date is February 16, 2001 and Note 16 as to which the date is February 28, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Orange County, California
March 26, 2001